                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

Date of Report:  February 4,  2000



                            McCLAIN INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

  Michigan                        0-7770                    38-1867649
  --------                        -------                   ----------
  (State or other                (Commission                (I.R.S. Employer
  Jurisdiction                   File Number)               Identification No.)
  of incorporation)


  6200 Elmridge Road
  Sterling Heights, Michigan                                     48313
  -------------------------------                               -------
  (Address of principal                                        (Zip Code)
  Executive offices)


Registrant's telephone number, including area code (810) 264-3611

Total pages:          3
                  --------


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Item 5.           Other Events
                  ------------

                  See the press release announcing operating results for the quarter ended December 31, 1999, attached hereto as Exhibit A.






                                    SIGNATURE
                                    ---------


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            McCLAIN INDUSTRIES, INC.
                                            (Registrant)


Date:    February 4, 2000                   By:  /s/ Mark Mikelait
         --------------------                        -----------------------
                                                     Mark Mikelait
                                                     Treasurer




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                              FOR IMMEDIATE RELEASE

NASDAQ                                             CONTACT:  MARK MIKELAIT
Symbol MCCL                                                   TREASURER
                                                      TEL:    (419) 468-2120
                                                      FAX:    (419) 468-4895

                            MCCLAIN INDUSTRIES, INC.
             ANNOUNCES RECORD SALES FOR FIRST QUARTER IN FISCAL 2000

Sterling Heights, Michigan, February 4, 2000 - McClain Industries, Inc., NASDAQ Symbol (MCCL), today announced record sales for the first quarter ended December 31, 1999.

Sales for the first quarter in fiscal 2000 increased 9% to a record $29,592,618 from $27,156,906 for the same quarter in fiscal 1999. Net income for the first quarter of fiscal 2000 was $478,270 or $.10 a share, compared to net income of $561,786 or $.12 a share during the same quarter in fiscal 1999.

"The first quarter sales increase of 9% from the previous years first quarter was within our projections," said Kenneth D. McClain, President and Chief Executive officer. "While demand for our products is up, net income was down due to higher interest expense on inventories of expected sales in our truck division, which will be shipped during the second quarter of fiscal 2000. We expect the sales and earnings trend of fiscal 1999 to continue during fiscal 2000."

McClain Industries is one of the nation's leading manufacturers of solid waste handling and transportation equipment for the waste disposal and recycling industry and of a diversified line of dump truck bodies.

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                               Three Months Ended
                                                                  December 31,

                                                         1999                     1998
                                                         ----                     ----
Net Sales                                             $ 29,592,618            $ 27,156,906
Cost of Sales                                           24,005,434              22,314,809
                                                      ------------            ------------
Gross Profit                                             5,587,184               4,842,097
Selling, general and
  administrative expenses                                3,929,930               3,446,543
                                                      ------------            ------------
Income from operations                                   1,657,254               1,395,554
Other expense, net                                        (931,984)               (544,768)
                                                      ------------            -------------
Income before income taxes                                 725,270                 850,786
Income taxes                                               247,000                 289,000
                                                      ------------            ------------
Net income                                            $    478,270            $    561,786
                                                      ============            ============
Net income per common share                           $        .10            $        .12
                                                      ============            ============
Weight average common share                              4,637,217               4,682,160
                                                      ============            ============